UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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Empire Petroleum Corporation

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EMPIRE
PETROLEUM CORPORATION EST. 1983

2025 Proxy Statement

June 12, 2025

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Group2018 Proxy Statement Notice of Annual Meeting of Stockholders to be held on May 16, 2018

EMPIRE PETROLEUM CORPORATION

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

April 30, 2025

LETTER FROM THE CHAIRMAN OF THE BOARD

TO OUR STOCKHOLDERS

Dear Fellow Stockholders,

On behalf of Empire’s Board of Directors and management team, we are pleased to invite you to our Annual Meeting of Stockholders on June 12, 2025.

The accompanying Proxy Statement contains important information regarding the proposals to be voted on, including the election of three directors, the ratification of Grant Thornton LLP as our independent registered public accounting firm for 2025, and a non-binding advisory vote to approve the compensation of our named executive officers. Whether or not you plan to attend the meeting, we encourage you to vote your shares in advance, so your voice is represented.

We recognize the importance of strong governance, transparency, and accountability. The Board remains actively engaged with management to guide the company’s strategy, assess risk, and ensure our decisions reflect the best interests of our stockholders. We appreciate the trust you’ve placed in us, and we remain focused on earning it every day.

To our employees, thank you for your dedication and hard work. Your efforts power our progress. And to our stockholders, thank you for your continued confidence in Empire Petroleum. We look forward to sharing more about our progress and plans during the Annual Meeting and respectfully ask for your support on the items outlined in the Proxy Statement.

Sincerely,

Phil E. Mulacek

Chairman, Board of Directors

EMPIRE PETROLEUM CORPORATION

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF EMPIRE PETROLEUM CORPORATION

Date:	June 12, 2025
Time:	10:00 a.m., local time
Place:	2200 S. Utica Place, Suite 150
Tulsa, Oklahoma 74114

AGENDA:

•	Election of three directors named in the proxy statement;
•	Advisory vote to approve the compensation of our executive officers disclosed in the proxy statement;
•	Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025; and
•	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

Record Date: You can vote if you were a stockholder of record on April 21, 2025.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

Michael R. Morrisett

President, Chief Executive Officer

and Secretary

April 30, 2025

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be Held on June 12, 2025: Stockholders may view the accompanying proxy statement, our form of proxy and our 2024 Annual Report to Stockholders over the Internet by accessing our website at https://empirepetroleumcorp.com.

EMPIRE PETROLEUM CORPORATION

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma 74114

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 12, 2025

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Empire Petroleum Corporation, a Delaware corporation (the “Company,” “Empire,” “we,” “our” or “us”), of proxies to be voted at the Annual Meeting of Stockholders to be held on June 12, 2025, or at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting. This proxy statement and accompanying proxy were first sent on or about April 30, 2025, to stockholders of record on April 21, 2025.

Holders of record of our Common Stock (the “Common Stock”) at the close of business on the record date, April 21, 2025, will be entitled to notice of, and to vote at, the Annual Meeting. As of April 21, 2025, there were 33,712,727 shares of our Common Stock outstanding. Each share of Common Stock is entitled to one vote. There are no other classes of stock outstanding other than the Series A Voting Preferred Stock, which is not entitled to vote at the Annual Meeting. There is no cumulative voting with respect to the election of directors.

For more information about this solicitation and voting, please see the Questions and Answers section below.

TABLE OF CONTENTS

Proposal 1 — Election of Directors Page 4
4	Nominees for Directors
7	Corporate Governance
18	Director Compensation

Proposal 2 — Advisory Vote on Executive Compensation Page 11
14	Executive Compensation
14	Executive Officers
14	Summary Compensation Table
14	Outstanding Equity Awards at Fiscal Year-End 2024
15	Employment Agreement
16	Pay Versus Performance

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm Page 12
12	Ratification of Appointment of Independent Registered Public Accounting Firm
12	Fees of Independent Registered Public Accounting Firm
12	Audit Committee Pre-Approval Policies and Procedures
20	Report of the Audit Committee

QUESTIONS AND ANSWERS

Q:	Who is soliciting my proxy?

A:	The Board of Directors of Empire (the “Board of Directors” or the “Board”).

Q:	Where and when is the Annual Meeting?

A:	10:00 a.m., local time, June 12, 2025, at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114.

Q:	What am I voting on at the Annual Meeting?

A:	• The election of the three nominees named in this proxy statement to our Board of Directors.

• An advisory vote on executive compensation.

• The ratification of Grant Thornton LLP as our independent registered public accounting firm for 2025.

Q:	How does the Board of Directors recommend I vote?

A:	Please see the information included in this proxy statement relating to each of the matters to be voted on. Our Board of Directors recommends that you vote:

• “FOR” the election of all of the nominees for director named in this proxy statement;

• “FOR” the approval, on an advisory basis, of the compensation of our executive officers named in this proxy statement; and

• “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2025.

Q:	How do I vote?

A:	Stockholders of Record. If you are a stockholder of record, you may vote by using any of the following methods:

• VOTE BY INTERNET: You may use the Internet to vote by following the simple instructions on the enclosed proxy card. When voting by Internet, you will need to have your proxy card in hand, so that you can reference the required Control Number.

• VOTE BY TELEPHONE: You may use any touch-tone telephone to vote by following the simple instructions on the enclosed proxy card. You will need to have your proxy card in hand when you call so that you can reference the required Control Number.

• VOTE BY MAIL: You may vote by marking, signing and dating your proxy card and promptly returning it in the enclosed postage-paid envelope.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. If no specification is made, such shares will be voted:

• “FOR” the election of all of the nominees for director named in Proposal 1; and

• “FOR” Proposals 2 and 3.

Please carefully consider the information contained in this proxy statement. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote by Internet or telephone, or by signing, dating and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. Stockholders of record desiring to vote in person at the Annual Meeting may vote on the ballot provided at the meeting.

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Beneficial Owners. If your shares are held in a brokerage account, by a bank, by a trustee, or by another nominee, please follow the voting instructions provided by your broker or other nominee. Most brokers or other nominees permit their customers to vote by telephone or by Internet, in addition to voting by signing, dating and returning the voting instruction form in the postage-paid envelope provided.

Beneficial owners desiring to vote at the Annual Meeting will need to contact the broker, bank, trustee, or other nominee that is the holder of record of their shares to obtain a “legal proxy” to bring to the Annual Meeting.

Q:	Who will count the vote?

A:	Representatives of Securities Transfer Corporation will count the votes and serve as the inspector of the election.

Q:	What constitutes a quorum?

A:	Stockholders representing at least a majority of our outstanding Common Stock as of the record date must be present at the Annual Meeting, either in person or by proxy, for there to be a quorum. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Q:	What vote is needed for these proposals to be adopted?

A:	Proposal 1—Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. This means that the nominees with the largest number of votes “for” will be elected as directors, up to the maximum number of directors to be chosen at the election. With respect to the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except any specific nominee(s) listed as to which you withhold your votes. Votes withheld are deemed present at the meeting and thus will be counted for purposes of determining whether there is a quorum.

Proposal 2—Advisory Vote on Executive Officer Compensation. The approval, on an advisory basis, of the compensation paid to our executive officers named in this proxy statement requires the affirmative vote of a majority of shares present or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions, which are included in the calculation of the number of shares present or represented by proxy and entitled to vote at the Annual Meeting, will have the effect of a vote against the proposal. The results of the advisory vote on executive officer compensation will not be binding on Empire or the Board of Directors.

Proposal 3—Ratification of Independent Registered Public Accounting Firm. The appointment of Grant Thornton LLP as our independent registered public accounting firm for the year 2025 will be ratified if a majority of the shares present or represented by proxy and entitled to vote, vote in favor. Abstentions with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm will have the effect of a vote against the proposal.

A broker non-vote will have no effect on the outcome of the election of directors or any of the other proposals.

Q:	How will my shares be voted if they are held in a broker’s name?

A:	If you hold your shares through an account with a bank or broker, the bank or broker may vote your shares on some matters even if you do not provide voting instructions. Brokerage firms have the authority under the NYSE American rules to vote shares on certain matters (such as the ratification of independent registered public accounting firm) when their customers do not provide voting instructions. However, on “non-routine” matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. The election of directors and the proposal seeking approval, on an advisory basis, of the compensation paid to our named executive officers are considered “non-routine” matters. Accordingly, if you hold your shares through an account with a bank or broker, such organization may not vote your shares on these important proposals unless you have provided specific instructions as how to vote on these proposals. Please be sure to give specific voting instructions to your bank or broker so that your vote may be counted.

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Q:	What should I do now?

A:	You should vote your shares by the Internet, by telephone or by returning your signed and dated proxy card in the enclosed postage-paid envelope as soon as possible so that your shares will be represented at the Annual Meeting.

Q:	Who conducts the proxy solicitation and how much will it cost?

A:	We are asking for your proxy for the Annual Meeting and will pay all the costs of asking for stockholder proxies. We can ask for proxies through the mail or by telephone, fax, or in person. We can use our directors, officers and employees to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of our stock.

Q:	Can I revoke my proxy?

A:	Yes. You can change your vote in one of four ways at any time before your proxy is used. First, you can enter a new vote by telephone or Internet. Second, you can revoke your proxy by giving written notice to the Secretary of Empire at any time before it is voted. Third, you can send a later dated proxy changing your vote. Fourth, you can attend the Annual Meeting and vote in person.

Q:	Who should I call with questions?

A:	If you have questions about the Annual Meeting, you should call Michael R. Morrisett, President and Chief Executive Officer, at (539) 444-8002.

Q:	When are the stockholder proposals for the Annual Meeting held in 2026 due?

A:

In order to be considered for inclusion in our proxy materials, you must submit proposals for next year’s annual meeting in writing to our Secretary at our executive offices at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, on or prior to December 31, 2025. Such proposals also must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

In accordance with our Amended and Restated Bylaws, a stockholder who intends to submit a proposal for consideration, but not for inclusion in our proxy materials, or who intends to nominate a candidate for election as a director, must provide written notice of the matter to our Secretary at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these advance notice provisions of our Amended and Restated Bylaws, as amended (and not pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) must be received no earlier than February 12, 2026, and no later than March 14, 2026. In addition to satisfying the deadlines in these advance notice provisions of our Amended and Restated Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 under the Securities Exchange Act of 1934 to our Secretary no later than April 13, 2026.

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PROPOSAL 1 ELECTION OF DIRECTORS

For so long as our Series A Voting Preferred Stock is outstanding, the Board of Directors will consist of six directors. Three of the directors are designated as the Series A Directors and the three other directors (each, a “common director”) are elected by the holders of our Common Stock and/or any Preferred Stock (other than the Series A Voting Preferred Stock) granted the right to vote on the common directors. Common directors are elected to serve for a one-year term expiring at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The term of the current common directors will expire at the Annual Meeting.

The holders of the Series A Voting Preferred Stock have the exclusive right, voting separately and as a single class, to vote on the election, removal and/or replacement of the Series A Directors. Holders of our Common Stock or other Preferred Stock have no right to vote on the Series A Directors.

In accordance with the recommendation of the independent directors of the Board of Directors, the Board of Directors has nominated Michael R. Morrisett, Vice Admiral Andrew L. Lewis (Ret.) and J. Kevin Vann to the Board of Directors. All of the nominees are presently directors of Empire.

The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of each of the nominees for director. Should any nominee named herein become unable for any reason to stand for election as a director, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the independent directors of the Board of Directors may recommend and the Board of Directors may propose to replace such nominee. We know of no reason why any of the nominees will be unavailable or unable to serve.

Our Board of Directors recommends a vote “FOR” all nominees for directors.

Nominees for Directors

Set forth below is information with respect to each nominee for director, including information they have furnished as to their principal occupation or employment for the past five or more years and certain other directorships held. Each nominee’s information below also includes a summary of each individual’s experience, qualifications, attributes and skills that have led to the conclusion that such individual should serve as a director. In addition to the specific experiences, qualifications, attributes and/or skills set forth below, in the view of the Board of Directors, each nominee generally has attained a position of leadership in his or her field of endeavor; possesses corporate governance experience, business or financial expertise, integrity, objectivity and sound business judgment; has a commitment to serve the interests of all stockholders; and has the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of Empire. See “—Corporate Governance—Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.

Michael R. Morrisett, age 61 President, Chief Executive Officer and Director

•     Chief Executive Officer of Empire since March 2023 and President and a Director of Empire since January 2015. Principal financial officer of Empire since May 2024 and from January 2015 to April 2023.

•     Over 25 years of experience in investment banking and considerable experience in the management of non-operated oil and gas properties.

•     Served Total Energy Partners Funds, an investment fund engaged in the ownership of non-operated oil and gas working interests, in several capacities, including as a partner, from 2012 to 2018.

•     Prior to 2013, served in various executive capacities at investment banking firms and private companies in the oil and gas industry.

•     Mr. Morrisett provides the Board more than 25 years of significant knowledge and experience in the oil and gas industry and executive level experience. As President and Chief Executive Officer, he has extensive knowledge of our day-to-day operations, which facilitates the Board’s oversight of management’s strategy, planning and performance. In addition, he is a valuable contributor of financial, accounting and risk management expertise to the Board. Mr. Morrisett has provided the strategic vision which has resulted in Empire’s significant growth.

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Vice Admiral Andrew L. Lewis, USN, Ret., age 62 Director since April 2022

•     Distinguished 36-year military career until his retirement in 2021 serving as Deputy Chief of Naval Operations, Plans and Strategy, vice director for Operations, and director of Fleet Training at Fleet Forces Command.

•     Commander of the United States Second Fleet Carrier Strike Group and NATO Joint Force Command Norfolk.

•     Former Senior Vice President of Policy and Projects for Business Executives for National Security, a non-profit that works with business executives and leaders in the federal government’s national security enterprise to apply best business practices in addressing the nations’ most pressing security challenges.

•     1985 Graduate of the U.S. Naval Academy.

•     Vice-Admiral Lewis (Ret.) brings to the Board significant leadership and operational experience, as well as the military equivalent of successful start-up company experience. His executive-level experience in complex organizations and extensive experience with government relations and public policy allow him to be a valuable contributor to the Board as Empire pursues its strategic growth plans.

J. Kevin Vann, age 53 Director since April 2023

•     Chief Financial Officer of Helmerich & Payne, Inc., a publicly traded company that designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world, since August 2024.

•     Vice President, Finance/Strategic Planning of Empire from October 2022 to April 2023.

•     Executive Vice President and Chief Financial Officer of WPX Energy Inc. (“WPX”), a publicly traded oil and gas exploration and production company, from February 2018 until its merger with Devon Energy Corporation in 2021.

•     Senior Vice President and Chief Financial Officer of WPX from March 2014 to February 2018 and as Treasurer of WPX from September 2014 to November 2014 and from November 2018 until February 2020.

•     Vice President, Chief Accounting Officer and Controller of WPX from December 2011 to March 2014.

•     Controller for the exploration and production business unit of The Williams Companies, Inc. from June 2007 until December 2011.

•     Controller for Williams Power Company from 2006 to 2007 and Director of Enterprise Risk Management for Williams from 2002 to 2006.

•     A director of Apco Oil and Gas International Inc. from 2014 to 2015.

•     Bachelor’s Degree in Accounting from Oklahoma State University.

•     Member of the Cherokee Nation.

•     Mr. Vann provides the Board with extensive accounting and financial expertise in the oil and gas industry as well as risk management experience. His experience in finance and accounting positions qualifies him as an audit committee financial expert as defined by the SEC.

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Series A Directors Continuing in Office

Phil E. Mulacek, age 64 Chairman of the Board and Director since October 2021

•     Proven track record of over 35 years in global oil and gas and LNG development, led the discovery of 1.6 billion barrels of oil equivalent in Papua New Guinea.

•     Founder of private investment company, Petroleum Independent and Exploration Corporation, established in 1981, with extensive interests in U.S. oil and gas royalty mineral acreage.

•     Founder and former Chairman and Chief Executive Officer of NYSE-listed InterOil Corporation; retired in 2013. Led growth of market cap of InterOil from $10 million to over $5.6 billion during 14-year tenure.

•     Bachelor of Science in Petroleum Engineering from Texas Tech University.

•     Mr. Mulacek brings to the Board extensive executive leadership experience and extensive experience in all aspects of upstream development in drilling, completion and production in North America and other regions around the world. His experience in building and growing oil and gas companies and operational expertise and vision allow him to be a valuable contributor to the Board.

Benjamin J. Marchive II, age 45 Director since October 2021

•     Over 20 years of oil and gas industry experience, mainly in the Gulf of Mexico and along the Gulf Coast.

•     Executive Vice President of Spectrum Energy Co., an oil and gas company, since February 2024.

•     From 2018 to 2024, served as Senior Vice President-Land & Business Development for Cox Operating, LLC, an oil and gas company, after its merger with Energy XXI, an oil and gas company, where he served as VP of Land and held similar positions from 2006 to 2018. Began his career as a Landman at Apache Corporation in 2003.

•     Board Member of the Outer Continental Shelf Advisory Board, focused on financial assurance requirements, and Executive Board Member on the Louisiana Oil and Gas Board.

•     Bachelor’s degree in Petroleum Land and Resource Management from University of Louisiana – Lafayette.

•     Mr. Marchive’s industry experience in the acquisition, exploration and development of oil and gas properties, especially in areas where Empire currently operates, allows him to be a valuable and resourceful member of the Board.

Mason H. Matschke, age 62 Director since April 2021

•     Partner and Chief Compliance Officer of Energy Evolution Master Fund, Ltd., an energy fund focused on investing in oil and gas assets as well as companies that will benefit in a transition to a low-carbon and alternative energy environment, since 2021.

•     Prior to joining the Energy Evolution Fund, served as Senior Vice President of Investments at Raymond James, a financial services firm, from 2007 to 2020. Served as a Senior Vice President at Jeffries from 2006 to 2008 and at UBS from 1997 to 2006.

•     Mr. Matschke brings to the Board 35 years of experience focused on portfolio management and research across multiple sectors, a deep background as a derivatives strategist and experience in commodity and equity trading. He also brings compliance and regulatory expertise to the Board.

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CORPORATE GOVERNANCE

Empire has a Code of Business Conduct and Ethics for directors, officers (including the chief executive officer, principal financial officer and principal accounting officer) and employees. The Code of Business Conduct and Ethics is available on our website at https://empirepetroleumcorp.com under the “Investor Relations-Corporate Governance” caption, and a copy of this document may also be obtained in print by any stockholder upon request from our corporate secretary. If we amend or waive the Code of Business Conduct and Ethics with respect to the chief executive officer, principal financial officer or principal accounting officer, we will post the amendment or waiver at the same location on our website.

Director Independence. Under the corporate governance standards of the NYSE American, generally, a director does not qualify as independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain relationships or affiliations with the Company, the Company’s auditors or other companies that do business with the Company. The Board of Directors has determined that all of the Company’s directors, except Mr. Morrisett, are independent under the NYSE American standards. In determining the independence of Mr. Mulacek, the Board considered his transactions with the Company described below under the heading “Certain Relationships and Related Transactions.” The Board determined that none of the independent directors has any material relationship with the Company that could impair such individual’s independence. Mr. Morrisett is not considered to be an independent director because of his employment as an executive officer of the Company.

Board Meetings and Attendance. The Board held four meetings during the year ended December 31, 2024. During that year, each of our directors attended at least 75 percent of the aggregate number of Board meetings and meetings held by all committees on which he then served. In addition, the Board of Directors took action 15 times during 2024 by unanimous written consent.

Director Attendance at Annual Meeting of Stockholders. Each director is encouraged to participate in our annual meetings of stockholders. Each of our directors then serving attended our 2024 annual meeting of stockholders.

Board Leadership Structure and Role in Risk Oversight. We currently separate the offices of chairman of the Board and chief executive officer. We believe the separation of the roles of chairman of the Board and chief executive officer provides strong leadership for our Board, while positioning our chief executive officer as the leader of the Company in the eyes of our customers, employees and other stakeholders.

Our Board of Directors has five independent members and only one non-independent member. A number of our independent board members are currently serving or have served as members of senior management of other companies. Our Audit and Compensation Committees are comprised solely of independent directors, each with a different independent director serving as chair of the committee. We believe that the number of independent, experienced directors that make up our Board of Directors, along with the independent oversight of the Board by the non-executive chairman, benefits our Company and our stockholders.

The Audit Committee is responsible for overseeing our risk management processes on behalf of the Board of Directors. The Audit Committee receives reports from management regarding our assessment of risks. In addition, the Audit Committee as well as the Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Directors’ determination of the appropriate level of risk for the Company. While the Board of Directors oversees our risk management, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach to address the risks facing our Company and our Board leadership structure supports this approach.

Board Committees. The Board of Directors has a standing Audit Committee and Compensation Committee. Each of these committees has a written charter, which is available on our website at https://empirepetroleumcorp.com under the “Investor Relations - Corporate Governance” caption. The Board of Directors also has an Operations Committee. Each of the current members of each of the committees qualifies as an “independent” director under the corporate governance standards of the NYSE American.

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The table shows the current membership of the committees and identifies our independent directors serving on each committee:

Name	Michael R. Morrisett	Phil E. Mulacek	Benjamin J. Marchive II	Mason H. Matschke	Andrew L. Lewis	J. Kevin Vann
Audit				X	X	X*
Compensation		X*		X
Operations		X*	X
Independent Directors		X	X	X	X	X

* Denotes Committee Chairman.

Audit Committee. The Board has determined that Mr. Vann qualifies as an “audit committee financial expert” as defined by the SEC and that both Messrs. Matschke and Lewis are able to read and understand fundamental financial statements and are financially sophisticated as contemplated under the rules of the NYSE American. The Audit Committee assists the Board of Directors in fulfilling its responsibilities by providing oversight relating to:

•	the integrity of our financial statements;
•	our systems of internal control over financial reporting and disclosure controls and procedures;
•	the engagement, compensation, independence and performance of our independent registered public accounting firm and their conduct of the annual audit of our financial statements and any other audit, review or attestation engagement;
•	our risk profile, including financial and non-financial risks;
•	compliance with our financial and risk management policies;
•	our legal and regulatory compliance;
•	approval of any related person transactions; and
•	the application of our Code of Business Conduct and Ethics.

A more detailed description of the Audit Committee’s responsibilities can be found in its charter.

The Audit Committee held four meetings during 2024.

Compensation Committee. The Compensation Committee reviews and takes action for and on behalf of the Board of Directors with respect to management compensation policies and practices, including:

•	reviewing and approving or recommending to the independent members of the Board for approval the compensation for our chief executive officer;
•	determining and approving or recommending to the Board for approval the compensation for our other executive officers;
•	reviewing and approving management incentive compensation policies and programs; and
•	administering our equity incentive plan.

In addition, the Compensation Committee recommends the form and amount of non-employee director compensation to the Board of Directors, and the Board of Directors makes the final determination. The Compensation Committee has authority under its charter to obtain advice and seek assistance from compensation consultants and from internal and outside legal, accounting and other advisors. The Committee has not retained a compensation consultant.

In considering and recommending the compensation of non-employee directors, the Compensation Committee may consider such factors as it deems appropriate, including historical compensation, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data.

Regarding executive officer compensation, our President and Chief Executive Officer develops preliminary recommendations regarding salary adjustments and annual and long-term award amounts and provides these recommendations to the Committee. The Committee and/or the Board make the final decision and can exercise their discretion in modifying any recommendation.

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The Compensation Committee has discretion under its charter to form and delegate some or all of its authority to subcommittees composed entirely of independent directors. During 2024, the Compensation Committee did not form or utilize a subcommittee.

The Compensation Committee held four meetings during 2024.

Operations Committee. The Operations Committee assists the Board of Directors in overseeing (a) our oil and gas operations, the vision and supervision of the operational growth of production and core strategies for superior growth for Empire stockholders, and our performance and risks associated with health, safety and environmental matters, and (b) the determination of our oil, natural gas and natural gas liquids reserves and the work of our independent petroleum engineering firm.

The Operations Committee held numerous meetings during 2024.

Consideration of Director Nominees. The Board does not have a Nominating Committee. As such, the independent directors of the Board (the “Independent Directors”) participate in the consideration of director nominees and recommend for the Board’s selection the director nominees. The Independent Directors will consider director candidates submitted to them by other directors, employees and stockholders. The Independent Directors may engage professional search firms to assist them in identifying and evaluating potential candidates. Any stockholder recommendations of candidates proposed for consideration by the Independent Directors should include the candidate’s name and qualifications for director, reasons for the recommendation and the candidate’s written consent to being considered as a director nominee and should be addressed to: Attention: Independent Directors, c/o Secretary, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. The Independent Directors may require the stockholder submitting the recommendation or the recommended candidate to furnish such other information as the Independent Directors may reasonably request. In addition, as described below, our Amended and Restated Bylaws provide a process for stockholders to nominate directors for consideration at a meeting of stockholders.

In considering prospective nominees for the Board, the Independent Directors will endeavor to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who possess the qualifications, qualities and skills to effectively represent the best interests of all stockholders. Candidates are selected for their ability to exercise good judgment and provide practical insights and diverse perspectives. The Independent Directors consider the following qualifications at a minimum to be required in recommending to the Board potential new Board members or the continued service of existing members:

•	an attained position of leadership in the candidate’s field of endeavor;
•	business and/or financial expertise;
•	integrity;
•	objectivity;
•	demonstrated exercise of sound business judgment;
•	expertise relevant to our lines of business;
•	corporate governance experience;
•	ability to serve the interests of all stockholders;
•	ability to devote the time, energy and attention as may be necessary to properly discharge his or her responsibilities as a director; and
•	independence; at least 50% of the Board shall consist of independent directors, as defined in the rules of the NYSE American.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Independent Directors may also consider such other factors as they may deem are in the best interests of Empire and its stockholders. When considering potential nominees for the Board, the Independent Directors will consider the criteria above and each potential nominee’s individual skills and qualifications in context of the current composition of the Board and needs of the Board at such time. In connection therewith, the Independent Directors will consider diversity in professional background, experience, expertise, perspective, age, gender and ethnicity with respect to Board composition as a whole, although the Board does not have a specific diversity policy. With respect to diversity, particular emphasis is placed on identifying candidates whose skills and characteristics complement and augment the make-up of the Board as a whole and the needs of the Board given the circumstances of Empire.

If we are legally required by contract or otherwise to provide third parties with the ability to nominate and/or appoint directors (e.g., our Series A Voting Preferred Stock), the selection and nomination of such directors is not subject to the foregoing process.

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Our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. To nominate a director, stockholders must follow the procedures specified in our Amended and Restated Bylaws that require advance notice and certain other information and requirements. Stockholders must submit the candidate’s name and qualifications in writing to our Secretary at the following address: Secretary, Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. The written notice must be received by our Secretary:

•	not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is no more than 30 days in advance of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting; and
•	with respect to any other annual meeting, including in the event no annual meeting was held in the previous year, not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which public disclosure is first given of the date of the annual meeting, and not earlier than the 120th day prior to the annual meeting.

The notice must contain certain information required under our Amended and Restated Bylaws, including, among other things, (i) the nominee’s name, age, business and residential addresses, written consent to being named in the proxy statement and to serving as director if elected, a completed and signed questionnaire, representation and agreement as required by our Amended and Restated Bylaws, and any other information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14(a) under the Securities Exchange Act of 1934 and (ii) with respect to the stockholder submitting the nomination, the name and business addresses of the stockholder, a representation that the stockholder is a record holder of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and a description of all agreements, arrangements or understandings between or among the stockholder and any other person or persons with respect to the nomination and the class and number of shares of stock beneficially owned by the stockholder. For further information, stockholders may contact our Secretary at our principal executive offices for a copy of the relevant provisions of our Amended and Restated Bylaws.

Executive Sessions. Each regularly scheduled meeting of the Board of Directors includes an executive session of the non-management directors. These sessions are chaired by the independent, non-executive chairman of the Board. If our non-management directors include any directors who have been determined not to be independent by the Board, the Board will schedule an executive session of just the independent directors at least once each year.

Communications with the Board of Directors. Stockholders who wish to communicate with our Board of Directors or any of its committees may send written communications to: Board of Directors, Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114. In addition, stockholders and other interested parties may communicate with the chairman of the Board or with the non-management directors as a group by writing to: Chairman of the Board, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114.

Trading, Hedging and Pledging Policies. Our Insider Trading Policy prohibits our directors, officers and employees from purchasing or selling Company stock, derivative securities (such as put and call options) and debt securities while aware of material non-public information about the Company. This policy also prohibits short sales. This policy requires written pre-clearance from the Board of Directors before holding Company securities in a margin account or pledging Company securities as collateral for a loan where the total amount borrowed against any security of the Company exceeds 10 percent of the value of the securities utilized to secure the funds borrowed. This policy does not otherwise prohibit hedging transactions. Further, this policy provides that the Company will not engage in purchases and sales of its securities while aware of material non-public information relating to the Company or its securities.

Additionally, the Board of Directors and Compensation Committee do not intend to make equity grants in anticipation of the release of material non-public information about the Company and the Company does not intend to time the release of such information based on equity award grant dates.

Clawback Policy. Our Policy for the Recovery of Erroneously Awarded Compensation provides that if the Company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, we must recover from any current or former executive officer incentive-based compensation that was erroneously awarded during the three years preceding the date the restatement was required. The recoverable amount is the amount of incentive-based compensation received in excess of the amount that would have been received had it been determined based on the applicable restated financial measure. Incentive-based compensation is compensation earned based on a financial reporting measure such as revenue, net income or EBITDA. Stock price and total shareholder return are also considered to be financial reporting measures under this policy.

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PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders the opportunity to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation objectives, philosophy and practices described in this proxy statement. Our compensation program is designed to, among other things:

•	attract, motivate and retain highly-talented executives;
•	link executive compensation to the achievement of our business objectives as well as reinforce appropriate leadership behaviors; and
•	encourage executives to consider the impact of decisions to drive our short-term and long-term success.

We believe that our compensation program, with its balance of base salary, short-term and long-term incentives and benefits, fairly accomplishes our objectives. We believe our executive compensation program has allowed our leadership team to be focused on our business objectives and helped us achieve many of our 2024 objectives, including:

•	driving more stable and sustainable cash flows through disciplined operations;
•	progressing our growth initiatives through the Starbuck Field enhanced oil recovery program, and targeted recompletions, workovers, and future drilling activity in North Dakota and Texas;
•	improving field-level efficiencies and cost discipline while maintaining a conservative approach to leverage; and
•	building a high-performing team by attracting and retaining top technical talent to fuel long-term value creation.

Accordingly, our Board of Directors recommends our stockholders vote in favor of the say-on-pay proposal as set forth in the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers as disclosed in its Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission for smaller reporting companies, including the executive compensation tables and the corresponding narrative discussion, is approved.”

This vote is advisory, and therefore non-binding. Stockholders are strongly encouraged to read the accompanying compensation tables and the related narrative disclosure. The Board of Directors and the Compensation Committee expect to take into account the outcome of the vote in connection with their evaluation of our compensation program. At our 2024 annual meeting, the compensation of our named executive officers as disclosed in last year’s proxy statement was approved by approximately 93.8% of the votes cast on the proposal, which demonstrated strong stockholder support for our executive compensation approach.

We have provided our stockholders with the opportunity to vote on the compensation to our named executive officers at every annual meeting of stockholders since 2022.

As determined by our Board of Directors, we will continue to provide our stockholders with the opportunity to vote on the compensation to our named executive officers at every annual meeting of stockholders until the next required advisory vote at the 2028 annual meeting of stockholders on the frequency of stockholder advisory votes on the compensation of our named executive officers.

Our Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2025. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Grant Thornton as our independent auditor for 2025. If the stockholders do not ratify the appointment of Grant Thornton, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if the Audit Committee determines that a change is in the best interests of Empire.

A representative of Grant Thornton will be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and respond to appropriate questions.

Our Board of Directors recommends a vote “FOR” the ratification of Grant Thornton LLP as our independent auditor for the fiscal year ending December 31, 2025.

Fees of Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Grant Thornton for professional services rendered for the fiscal years ended December 31, 2024 and December 31, 2023:

Fee Category	Fiscal 2024 Fees	Fiscal 2023 Fees
Audit fees (1)	$309,515	$380,265
Audit-related fees (2)	—	—
Tax fees	—	—
All other fees (3)	—	—
Total	$309,515	$380,265
(1)	Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2024 and December 31, 2023, respectively. These include work performed for the S-3 and S-8 filings.
(2)	Audit-related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit fees."
(3)	All other fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. All services for the fiscal years ended December 31, 2024 and December 31, 2023 set forth in the table above were pre-approved by the Audit Committee.

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PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following tables sets forth information regarding the beneficial ownership of our Common Stock as of April 21, 2025 for:

•	Each person who is known by us to beneficially own more than five percent of our outstanding shares of Common Stock;
•	Each of our directors and nominees for director;
•	Each of our executive officers named in the Summary Compensation Table below; and
•	All of our executive officers and directors as a group.

The percentages of beneficial ownership for the following tables are based on 33,712,727 shares of Common Stock outstanding as of April 21, 2025.

Unless otherwise indicated below, to our knowledge, all persons and entities listed below have sole voting and investment power over their shares of Common Stock.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Energy Evolution Master Fund, Ltd. 25025 I-45 North, Suite 420 The Woodlands, Texas 77380	10,733,028	31.84%

Security Ownership of Management

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Michael R. Morrisett	1,672,272(2)	4.79%
Phil E. Mulacek	7,138,776(3)	21.14%
Mason H. Matschke	826,250(4)	2.44%
Benjamin J. Marchive II	91,000(5)	*
Andrew L. Lewis	83,220(6)	*
J. Kevin Vann	68,115(7)	*
All executive officers and directors as a group (6 people)	9,879,633(8)	28.06%

*Less than one percent.

(1)	The percentage ownership for each person is calculated in accordance with the rules of the SEC, which provide that any shares a person is deemed to beneficially own by virtue of having a right to acquire shares upon the exercise of options or vesting or settlement of restricted stock units are considered outstanding solely for purposes of calculating such person's percentage ownership.
(2)	The total includes options to purchase 1,139,100 shares of our Common Stock and restricted stock units for 35,000 shares of our Common Stock. Includes 446,180 shares of our Common Stock for which Mr. Morrisett shares voting and investment power with his spouse.
(3)	The total includes options to purchase 40,000 shares of our Common Stock and restricted stock units for 10,000 shares of our Common Stock.
(4)	The total includes options to purchase 40,000 shares of our Common Stock and restricted stock units for 51,096 shares of our Common Stock.
(5)	The total includes options to purchase 40,000 shares of our Common Stock and restricted stock units for 46,000 shares of our Common Stock.
(6)	The total includes options to purchase 40,000 shares of our Common Stock and restricted stock units for 10,000 shares of our Common Stock.
(7)	The total includes options to purchase 40,000 shares of our Common Stock and restricted stock units for 10,000 shares of our Common Stock.
(8)	The total includes options to purchase 1,339,100 shares of our Common Stock and restricted stock units for 162,096 shares of our Common Stock.

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EXECUTIVE COMPENSATION

Executive Officers

Our executive officers are elected annually by, and serve at the discretion of, our Board of Directors. Our only executive officer as of the date of this proxy statement is Michael R. Morrisett, President, Chief Executive Officer and a director of the Company. Mr. Morrisett is also serving as our principal financial officer. Biographical information for Mr. Morrisett is set forth above under Proposal 1 Election of Directors.

Summary Compensation Table

The following table sets forth certain information regarding compensation of our named executive officers for the years ended December 31, 2024 and 2023. Mr. Morrisett was our only executive officer as of December 31, 2024.

We have an employment agreement with Mr. Morrisett. For additional information regarding his employment agreement, see “Employment Agreement” below.

Mr. Morrisett did not receive any equity awards for 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Morrisett President and Chief Executive Officer	2024	260,000	205,000	—	—	—	10,225(2)	475,225
	2023	260,000	260,000	—	—	—	21,688(3)	541,688

(1)	Represents the grant date fair value of awards, if any, computed in accordance with ASC Topic 718, “Compensation – Stock Compensation,” which excludes the effect of estimated forfeitures. The assumptions used to value these awards, if any, are included in Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. Any amounts shown do not represent the amounts paid to the executives.
(2)	All Other Compensation in 2024 consists of premiums paid for life insurance in the amount of $10,225.
(3)	All Other Compensation in 2023 consists of (a) premiums paid for life insurance in the amount of $10,225 and (b) a vehicle allowance.

Outstanding Equity Awards at Fiscal Year-End 2024

The following table sets forth certain information regarding outstanding equity awards of our named executive officers as of December 31, 2024.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Michael R. Morrisett	589,100 500,000 20,000 10,000	— — 10,000(1) 20,000(2)	— — — —	1.32 1.40 11.80 11.80	4/2/2029 12/31/2030 8/28/2025 8/28/2026	—	—	—	—

(1)	This option vests as follows: 10,000 shares on February 28, 2025.
(2)	This option vests as follows: 10,000 shares on each of February 28, 2025 and 2026.

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Employment Agreement

We have an Employment Agreement dated August 18, 2021 (the “Effective Date”) with Mr. Morrisett.

The initial term of Mr. Morrisett’s Employment Agreement is three years; provided, however, that commencing on the third anniversary of the Effective Date of the Employment Agreement and each subsequent annual anniversary date, the term shall be automatically extended so as to terminate one year from such anniversary date, unless written notice of non-renewal is delivered by the Company or Mr. Morrisett within certain time periods.

Mr. Morrisett’s initial guaranteed minimum base salary is $250,000 per year (“Guaranteed Base Salary”), but to the extent that funds are available and subject to the discretion of the Board of Directors, the Company may pay Mr. Morrisett additional salary compensation up to the maximum amount of $35,000 per year. Mr. Morrisett is eligible to receive a target annual bonus of 100% of his Actual Base Salary (as defined in the Employment Agreement) for each calendar year during the term of the Employment Agreement, with the actual amount of such bonus determined at the discretion of the Board based on performance targets established by the Board. Mr. Morrisett is eligible to participate in the Company’s long-term equity incentive program adopted by the Board; provided that he is entitled to an annual award of 25,000 shares of Common Stock of the Company.

If Mr. Morrisett’s employment with the Company terminates for any reason, including Disability (as defined in the Employment Agreement) or death, Mr. Morrisett will be entitled to a lump sum cash payment consisting of his pro rata Actual Base Salary as earned and unpaid, and unreimbursed expenses, through the date of termination (collectively, the “Accrued Amounts”). In each case, any unvested equity awards held by Mr. Morrisett will vest and payout only in accordance with the applicable award agreements for such equity awards.

If Mr. Morrisett’s employment is terminated by the Company for convenience or Mr. Morrisett resigns for Good Reason (as defined in the Employment Agreement), then, in addition to the Accrued Amounts, Mr. Morrisett will be entitled to the following:

•	monthly payments of his Guaranteed Base Salary for the Severance Period; and
•	monthly payments equivalent to the cost of COBRA for a certain period of time.

Severance Period is defined in Mr. Morrisett’s Employment Agreement as 12 months if his employment is terminated on or before the first anniversary of the Effective Date and such period is increased by three months for each consecutive year that he remains employed by the Company; provided that the Severance Period can never be greater than 24 months. Payment of such amounts are conditioned on Mr. Morrisett’s execution and delivery to the Company of a waiver and release and his compliance with the covenants regarding confidentiality, non-competition, non-solicitation and intellectual property set forth in the Employment Agreement.

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Pay Versus Performance

We are required by SEC rules to provide the following information about the relationship between executive compensation actually paid and our financial performance.

Pay Versus Performance Table. The following table discloses information on “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”), former PEO (“Former PEO”) and (on average) to our other named executive officers (“non-PEO NEOs”) during the specified years alongside total shareholder return (“TSR”) and net income metrics. The TSR calculation assumes reinvestment of all dividends, if any, and reflects changes in our common share price since the initial investment date of December 31, 2021.

	Summary Compensation Table Total for PEO(1) PEO Former PEO		Compensation Actually Paid to PEO(1)(3) PEO Former PEO
Year					Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss)
2024	$ 475,225	$ —	$ 327,443	$ —	$ —	$ —	$ 63	$(16,197,989)
2023	$ 541,688	$ 422,587	$ 513,785	$ 431,236	$ 485,958	$ 457,583	$ 91	$(12,469,605)
2022	N/A	$1,401,703	N/A	$1,467,909	$ 893,077	$ 990,310	$102	$ 7,084,130
(1)	The PEO for 2024 and 2023 is Michael R. Morrisett who became Chief Executive Officer on March 17, 2023. The Former PEO for each of 2023 and 2022 is Thomas W. Pritchard who resigned as Chief Executive Officer on March 16, 2023.
(2)	There were no non-PEO NEOs for 2024. The non-PEO NEOs are Stephen L. Faulkner, Jr. and Eugene J. Sweeney for 2023 and Michael R. Morrisett and Eugene J. Sweeney for 2022.
(3)	To calculate CAP for the PEO and Former PEO and average CAP for the non-PEO NEOs, the following amounts were deducted from and added to Summary Compensation Table total compensation:

	PEO	Former PEO	Average non-PEO NEOs
2024 Total Compensation as Reported Add (Subtract):	$475,225	$—	$—
Fair Value of Awards granted in the year (a)	—	—	—
Fair Value of Awards granted in the year at year end (b)	—	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for Awards made in prior fiscal years that were unvested at the end of the current fiscal year (b)	(74,604)	—	—
Change in fair value from end of prior fiscal year to vesting date for Awards made in prior fiscal years that vested during the current fiscal year (b)	(73,178)	—	—
Total Adjustments	(147,782)	—	—
Compensation Actually paid	$327,443	$—	$—
(a)	Represents the grant date fair value of equity-based awards granted each year.
(b)	The fair value or change in fair value of options was determined by reference to a Black-Scholes value as of the applicable year-end or vesting date, determined based on the same methodology as used to determine the grant date fair value but using the closing stock price on the applicable revaluation date as well as the volatility and risk free rates determined as of the revaluation dates based on expected life period. The fair value or change in fair value of other awards was determined using the closing stock price on the applicable revaluation date.

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Relationship Between Compensation Actually Paid Disclosed in the Pay Versus Performance Table and TSR and our Net Income (Loss).

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DIRECTOR COMPENSATION

Annual compensation for non-employee Board members is as follows (with pro-rata adjustments based on date of service as necessary):

•	Non-employee Board members receive an annual cash retainer of $80,000;
•	Chairman of the Board, if a non-employee director, receives an additional quarterly cash retainer of $9,000;
•	Non-employee Board members receive a quarterly cash retainer of $3,000 for each committee they serve on;
•	Non-employee Board members receive a quarterly cash retainer of $2,500 for in person Board meetings that occur during a quarter; and
•	Non-employee Board members receive restricted stock units for up to 10,000 shares of our Common Stock. This annual equity award is for services from June to the following June in order to coincide with the annual meeting of stockholders held in June of each year.

We reimburse all directors for out-of-pocket expenses in connection with attending Board and committee meetings. We do not pay our employees who serve on the Board of Directors any additional compensation for Board membership.

Director Compensation Table for 2024

The following table sets forth a summary of the compensation earned, paid or awarded to our non-employee directors for the year ended December 31, 2024.

Mr. Mulacek, Chairman of the Board, waived for 2024 his additional quarterly cash retainer for serving as Chairman of the Board. The non-employee directors did not receive any equity awards during 2024.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Andrew L. Lewis	99,500	—	—	—	99,500

Benjamin J. Marchive II	99,500	—	—	—	99,500

Mason H. Matschke	111,500	—	—	—	111,500

Phil E. Mulacek	111,500	—	—	—	111,500

J. Kevin Vann	97,000	—	—	—	97,000

(1)	This table excludes Mr. Morrisett who was an officer and employee of the Company during 2024 and thus received no compensation for service as a director during 2024. The compensation received by Mr. Morrisett as an officer and employee is shown in the Summary Compensation Table above.
(2)	These amounts represent annual and quarterly retainer fees for non-employee directors.
(3)	These amounts, if any, represent the grant date fair value computed in accordance with ASC Topic 718, “Compensation – Stock Compensation,” which excludes the effect of estimated forfeitures. Restricted stock units are subject to forfeiture provisions, which generally lapse 13 months after the date of the grant. Stock options generally vest in four equal quarterly installments beginning with the first quarter after the date of the grant. The assumptions used to value these stock awards and stock options, if any, are included in Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. Any amounts shown do not represent amounts paid to the directors. As of December 31, 2024, each director had outstanding stock options with an exercise price of $11.83 per share for the following aggregate number of shares: Andrew L. Lewis: 40,000; Benjamin J. Marchive II: 40,000; Mason H. Matschke 40,000; Phil E. Mulacek: 40,000; and J. Kevin Vann: 40,000.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024, concerning shares of our Common Stock authorized for issuance under our existing equity compensation plans.

On April 3, 2019, the Board of Directors adopted the Empire Petroleum Corporation 2019 Stock Option Plan (the “2019 Incentive Plan”). The total number of shares of our Common Stock that may be issued pursuant to stock options under the 2019 Incentive Plan is 2,500,000. Further, on April 3, 2019, the Company granted Mr. Morrisett and our former Chief Executive Officer each options to purchase 625,000 shares of our Common Stock at an exercise price of $1.32 per share. On December 31, 2020, the Company granted certain members of management and a member of the Board of Directors options to purchase 1,250,000 shares of our Common Stock at an exercise price of $1.40 per share. As of December 31, 2024, all of the outstanding options under the 2019 Incentive Plan were vested and expire in April 2029 or December 2030. As a result of the adoption of the Empire Petroleum Corporation 2021 Stock and Incentive Compensation Plan (the “2021 Incentive Plan”), no further grants will be made under the 2019 Incentive Plan.

On August 27, 2021, the Board of Directors adopted the 2021 Incentive Plan, which was subsequently approved by stockholders of the Company. The total number of shares of our Common Stock that may be issued pursuant to the 2021 Incentive Plan is 750,000. As a result of the adoption of the Empire Petroleum Corporation 2022 Stock and Incentive Compensation Plan (the “2022 Incentive Plan”), no further grants will be made under the 2021 Incentive Plan.

On June 30, 2022, the Board of Directors adopted the 2022 Incentive Plan, which was subsequently approved by the stockholders of the Company on August 26, 2022. The total number of shares of our Common Stock that may be issued pursuant to the 2022 Incentive Plan is 750,000. As a result of the adoption of the Empire Petroleum Corporation 2023 Stock and Incentive Compensation Plan (the “2023 Incentive Plan”), no further grants will be made under the 2022 Incentive Plan.

On April 24, 2023, the Board of Directors adopted the 2023 Incentive Plan, which was subsequently approved by the stockholders of the Company on June 9, 2023. The total number of shares of our Common Stock that may be issued pursuant to the 2023 Incentive Plan is 700,000. As a result of the adoption of the Empire Petroleum Corporation 2024 Stock and Incentive Compensation Plan (the “2024 Incentive Plan”), no further grants will be made under the 2023 Incentive Plan.

On April 25, 2024, the Board of Directors adopted the 2024 Incentive Plan, which was subsequently approved by the stockholders of the Company on June 14, 2024. The total number of shares of our Common Stock that may be issued pursuant to the 2024 Incentive Plan is 700,000.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
2019 Incentive Plan: Equity compensation plans not approved by security holders	1,089,100	$1.36	—

2024 Incentive Plan, 2023 Incentive Plan, 2022 Incentive Plan and 2021 Incentive Plan: Equity compensation plans approved by security holders	1,055,389 (1)	$9.38 (1)	486,465 (2)

Total	2,144,489		486,465

(1)	Includes 258,639 shares issuable upon vesting or settlement of restricted stock units, which units have no exercise price. The weighted average exercise price does not take these restricted stock units into account.
(2)	Represents shares of our Common Stock available for issuance under the 2024 Incentive Plan pursuant to stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or units, cash-based awards and other stock-based awards. All of these shares may be awarded as restricted stock, restricted stock units, performance shares or units, cash-based awards and other stock-based awards.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its responsibilities for the general oversight of the integrity of our financial statements and our financial reporting process, including our system of internal control over financial reporting. Management has the primary responsibility for the financial statements and the financial reporting process, including our system of internal controls. Our independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of our financial statements in accordance with the Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee monitors these processes.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements as of and for the fiscal year ended December 31, 2024 with management and with Grant Thornton. In this context, the Audit Committee has discussed with Grant Thornton the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Audit Committee has received from Grant Thornton the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton its independence.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the fiscal year ended December 31, 2024 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

J. Kevin Vann, Chairman
Mason H. Matschke
Andrew L. Lewis

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee Charter provides that our Audit Committee shall review and approve or ratify any transaction between us and a related person, which is required to be disclosed under the rules of the SEC. For purposes of this requirement, the terms “transaction” and “related person” have the meanings contained in Item 404 of Regulation S-K. During its review and approval or ratification of a transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the significance of the transaction to the related person;
•	the significance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
•	any other matters the Audit Committee deems appropriate.

Related Party Transactions

Joint Development and Loan Agreement. On August 6, 2020, the Company, through its wholly owned subsidiary, Empire Texas, LLC (“Empire Texas”), entered into a joint development agreement (the “JDA”) with Petroleum & Independent Exploration, LLC and related entities (“PIE”), dated August 1, 2020. PIE is controlled by the chairman of our Board of Directors (Phil E. Mulacek). Mr. Mulacek is also a more than five percent stockholder of the Company. Under the terms of the JDA, PIE will perform recompletion or workover on specified mutually agreed upon wells (“Workover Wells”) owned by Empire Texas. To fund the work, PIE entered into a term loan agreement with Empire Texas dated August 1, 2020, whereby PIE will loan up to $2,000,000, at an interest rate of six percent per annum, maturing August 6, 2024 unless terminated earlier by PIE. Proceeds of the loan will be used for recompletion or workover of the Workover Wells. As of December 31, 2023, approximately $1,100,000 was outstanding under the loan. Neither PIE nor Mr. Mulacek was a related party at the time the Company entered into the JDA and loan agreement. Our Board of Directors approved the JDA and loan agreement.

On July 31, 2024, PIE, Empire Texas, and the Company entered into a Note Repayment and Loan Termination Agreement, with an effective date of July 1, 2024 (the “Effective Date”), providing for the payment in full of the remaining outstanding amount of $1,060,004 under the loan as of the Effective Date and extending the loan maturity date to December 31, 2024, unless terminated earlier by PIE. As payment in full, the Company issued to PIE 205,427 shares of our Common Stock (with an aggregate agreed value equal to the outstanding loan amount based on an agreed price of $5.16 per share, which was the closing price of our Common Stock on June 28, 2024, the last trading day immediately prior to the Effective Date) following the approval of a supplemental listing application by the NYSE American stock exchange in the third quarter of 2024. The loan agreement terminated as of the date such shares were issued. The JDA was also terminated concurrently with the termination of the loan agreement. Our Board of Directors approved the loan termination agreement and the termination of the JDA.

Shared Services Agreement. The Company has also entered into a Shared Services Agreement with PIE effective August 1, 2023 that includes access to administrative, engineering and support services as well as building and insurance services. This agreement provides that the Company will reimburse PIE for the out-of-pocket or actual costs incurred by PIE in providing such services to the Company. During the years ended December 31, 2024 and 2023, the Company reimbursed PIE $266,749 and $53,500, respectively, for the cost of these services. Our Board of Directors approved this agreement.

Bridge Loans and Securities Purchase Agreements. On September 19, 2023, Mr. Mulacek made a bridge loan to Empire North Dakota LLC, a Delaware limited liability company (“Empire North Dakota”) and a wholly owned subsidiary of the Company, in the amount of $5,000,000 with an interest rate of 7 percent per annum and a maturity date of October 31, 2023 (the “Bridge Loan”). Empire North Dakota paid to Mr. Mulacek an origination fee in cash of $50,000. On October 31, 2023, Mr. Mulacek entered into an amendment to the Bridge Loan with Empire North Dakota for the sole purpose of extending the maturity date of the Bridge Loan from October 31, 2023 to November 9, 2023. On November 9, 2023, Mr. Mulacek amended and restated the Bridge Loan with Empire North Dakota (the “Amended and Restated Bridge Loan”) for the purpose of, among other things: (a) extending the maturity date of the Bridge Loan from November 9, 2023 to December 31, 2024; and (b) providing that interest payments will be paid in shares of our Common Stock instead of cash on each of the following dates (or if any such date is not a business day, the next following business day), except upon the occurrence of an Event of Default (as defined in the Amended and Restated Bridge Loan), in which case interest will accrue and be paid in cash on

21

demand: (i) November 16, 2023; (ii) December 31, 2023; (iii) March 31, 2024; (iv) June 30, 2024; (v) September 30, 2024; and (v) December 31, 2024. On November 29, 2023, the Company entered into a Securities Purchase Agreement with Mr. Mulacek, which Agreement was amended on December 1, 2023, pursuant to which Mr. Mulacek purchased from the Company (a) 609,013 shares of our Common Stock for an aggregate purchase price of $5,000,000 (or $8.21 per share) in cash and (b) 631,832 shares of our Common Stock for an aggregate purchase price of $5,054,657.53 (or $8.00 per share) which was paid through cancellation and extinguishment of the outstanding principal amount and all accrued interest thereon under the Amended and Restated Bridge Loan  (the “Securities Purchase Agreement”). The Securities Purchase Agreement also contains certain covenants, representations and warranties, and other customary terms and conditions, including the Company using its commercially reasonable best efforts to register the resale of the shares of our Common Stock acquired under the Securities Purchase Agreement under the Securities Act of 1933 by February 15, 2024.

On September 19, 2023, Energy Evolution Master Fund, Ltd. (“EEF”), a more than five percent stockholder of the Company, made a bridge loan to Empire North Dakota in the amount of $5,000,000 with an interest rate of 7 percent per annum and a maturity date of October 31, 2023 (the “EEF Bridge Loan”). Empire North Dakota paid to EEF an origination fee in cash of $50,000. On October 31, 2023, EEF entered into an amendment to the EEF Bridge Loan with Empire North Dakota for the sole purpose of extending the maturity date of the EEF Bridge Loan from October 31, 2023 to November 9, 2023. On November 9, 2023, EEF amended and restated the EEF Bridge Loan with Empire North Dakota (the “EEF Amended and Restated Bridge Loan”) for the purpose of, among other things: (a) extending the maturity date of the Bridge Loan from November 9, 2023 to December 31, 2024; and (b) providing that interest payments will be paid in shares of our Common Stock instead of cash on each of the following dates (or if any such date is not a business day, the next following business day), except upon the occurrence of an Event of Default (as defined in the EEF Amended and Restated Bridge Loan), in which case interest will accrue and be paid in cash on demand: (i) November 16, 2023; (ii) December 31, 2023; (iii) March 31, 2024; (iv) June 30, 2024; (v) September 30, 2024; and (v) December 31, 2024. On November 29, 2023, the Company entered into a Securities Purchase Agreement with EEF, pursuant to which EEF purchased 1,256,832 shares of our Common Stock for an aggregate purchase price of $10,054,657.53 (or $8.00 per share), of which (a) $2,000,000 was advanced in cash to the Company on November 22, 2023, (b) $3,000,000 was paid in cash to the Company and (c) $5,054,657.53 was paid through cancellation and extinguishment of the outstanding principal amount and all accrued interest thereon under the EEF Amended and Restated Bridge Loan  (the “EEF Securities Purchase Agreement”). The EEF Securities Purchase Agreement also contains certain covenants, representations and warranties, and other customary terms and conditions, including the Company using its commercially reasonable best efforts to register the resale of the shares of our Common Stock acquired under the EEF Securities Purchase Agreement under the Securities Act of 1933 by February 15, 2024.

Our Board of Directors approved these bridge loans and Securities Purchase Agreements.

Warrant Exercise. On July 20, 2023, EEF exercised in full a Warrant dated September 30, 2021 issued by the Company to EEF by acquiring 500,000 shares of our Common Stock for an aggregate exercise price of $2,500,000. Our Board of Directors approved the issuance of this Warrant.

Acquisition of Oil and Gas Working Interests. On August 9, 2023, the Company and a subsidiary of EEF collectively acquired additional working interests in certain of the Company’s New Mexico properties. The Company paid $2,100,000 in cash and acquired 10% of the total acquired working interests in the transaction. The subsidiary of EEF acquired the other 90% of the acquired working interests (“EEF Interest”). On August 9, 2023, the Company acquired a one-year option to acquire the EEF Interest for $5,000,000, subject to adjustments (the “Purchase Option”). In exchange for the Purchase Option, the Company issued to EEF 67,000 shares of our Common Stock valued at $600,990 (or $8.97 per share). The Company has the right to extend the initial one-year Purchase Option period for two successive one-year periods by agreeing to issue an additional 42,000 shares of our Common Stock prior to the end of the one-year period then in effect. The Purchase Option may be exercised by the Company at any time during the one-year period then in effect by sending written notice to EEF prior to the expiration of such one-year period.

On April 9, 2024, the Company partially exercised the Purchase Option (60 percent) and upon closing of the transaction on April 25, 2024 issued to EEF 600,000 shares of our Common Stock with an aggregate agreed value of $3,000,000 (based on an agreed price of $5.00 per share), being 60 percent of the purchase price of $5,000,000 under the Purchase Option.

On August 8, 2024, the Company successfully extended the Purchase Option with the issuance of 16,800 shares of our Common Stock to EEF, and as such, the Company has the right to acquire the remaining assets subject to the Purchase Option for an exercise price of $2,000,000, subject to certain adjustments and payable in cash, unless the parties agree that some or all may be paid by issuance of our Common Stock to EEF.

Our Board of Directors approved these transactions.

22

Promissory Note and Warrant. On February 16, 2024, the Company issued a Promissory Note in the aggregate principal amount of $5,000,000 (the “Note”) to EEF. EEF has advanced the Company $5,000,000 under the Note. The proceeds of the Note will be used by the Company to fund, in part, its ongoing oil and gas drilling program and for working capital purposes. The Note matures on February 15, 2026 (the “Maturity Date”) and accrues interest at the rate of 7 percent per annum. After the Maturity Date, any principal balance of the Note remaining unpaid accrues interest at the rate of 9 percent per annum. At the option of EEF, interest payments will be paid either in cash or in shares of our Common Stock on each of the following dates (or if any such date is not a business day, the next following business day) (each an “Interest Payment Date”), except upon the occurrence of an Event of Default (as defined in the Note), in which case interest will accrue and be paid in cash on demand: (i) March 31, 2024; (ii) June 30, 2024; (iii) September 30, 2024; (iv) December 31, 2024; (v) March 31, 2025; (vi) June 30, 2025; (vii) September 30, 2025; (viii) December 31, 2025; and (ix) the Maturity Date. All or any portion of the outstanding principal amount of the Note may be converted into shares of our Common Stock at a conversion price of $6.25 per share (the “Conversion Price”), at the option of EEF, at any time and from time to time. If the full principal amount of the Note is outstanding and converted into shares of our Common Stock, 800,000 shares would be issued (without giving effect to any interest that may be converted). Accrued interest on the principal amount converted will be due on the applicable date of conversion in cash or, at the option of EEF, by issuance of shares of our Common Stock in the manner set forth in the Note (where the date of conversion is the relevant “Interest Payment Date”). The Conversion Price is subject to customary adjustments. The Note may be prepaid at any time or from time to time without the consent of EEF and without penalty or premium, provided that the Company provides EEF with at least five business days prior written notice, each principal payment is made in cash and all accrued interest is paid in cash, or at the option of EEF, by issuance of shares of our Common Stock in the manner set forth in the Note (where the Interest Payment Date is the date of prepayment). Our Board of Directors approved the issuance of the Note.

On May 24, 2024, EEF elected to convert all of the outstanding principal amount of $5,000,000 under the Note into 800,000 shares of our Common Stock at a conversion price of $6.25 per share (the “Conversion Date”). EEF elected to have the accrued interest through the Conversion Date in the amount of $95,277.78 paid in cash by the Company.

On May 31, 2024, the Company issued to EEF a Warrant Certificate to purchase up to 128,800 shares of our Common Stock at an exercise price of $5.00 per share with an expiration date of July 31, 2024. This Warrant was issued pursuant to a provision of the Note relating to pro rata distributions by the Company to all holders of our Common Stock, which provision was triggered by the Company’s rights offering in April 2024 and the conversion of the Note by EEF. Our Board of Directors approved the issuance of this Warrant. On June 28, 2024, EEF exercised in full this Warrant by acquiring 128,800 shares of our Common Stock for an aggregate exercise price of $644,000.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who beneficially own more than 10 percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Based solely on a review of the reports filed with the SEC and any written representations that no other reports were required during the year ended December 31, 2024, to our knowledge, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners during the year ended December 31, 2024 were complied with on a timely basis, except that (a) EEF filed one report two days late covering one transaction and (b) Mr. Mulacek (i) inadvertently omitted some shares of Common Stock owned indirectly by him from his Form 3 which were later corrected on an amendment to such Form 3, (ii) inadvertently reported on Form 4 an incorrect number of shares acquired by his spouse in the Company’s April 2024 rights offering which was later corrected on an amendment to such Form 4, (iii) filed one report including one transaction being reported one day late and (iv) filed one report including one transaction being reported two days late.

23

OTHER MATTERS

Matters Which May Come Before the Annual Meeting

The Board of Directors knows of no matters other than those described in this proxy statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matters properly come before the Annual Meeting for a stockholder vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K (excluding exhibits), for the year ended December 31, 2024, which is required to be filed with the SEC, will be made available to stockholders to whom this proxy statement is mailed, without charge, upon written or oral request to Secretary, Empire Petroleum Corporation, 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma 74114, telephone number: (539) 444-8002. Our Annual Report on Form 10-K also may be accessed through our website at https://empirepetroleumcorp.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 12, 2025:

Stockholders may view this proxy statement, our form of proxy and our 2024 Annual Report to Stockholders over the Internet by accessing our website at https://empirepetroleumcorp.com. Information on our website does not constitute a part of this proxy statement.

By Order of the Board of Directors,

Michael R. Morrisett
President, Chief Executive Officer and Secretary

April 30, 2025

Tulsa, Oklahoma

24

Control Number:	Registration:	Shares:
Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 11, 2025.
Online Go to https://onlineproxyvote.com/EP/2025 — your control number to vote is in the upper left-hand corner of this proxy card.
Phone Call 469-633-0101 within the USA, US territories and Canada.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A.       Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:	01 — Michael R. Morrisett	02 — Vice Admiral Andrew L. Lewis (Ret.)	03 — J. Kevin Vann

□ Mark here to vote FOR all nominees.	□ Mark here to WITHHOLD vote from all nominees.	□ For all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers.	□	□	□	3. Ratification of Grant Thornton LLP as independent registered public accounting firm for 2025.	□	□	□
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.

B.       Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be Held on June 12, 2025. Stockholders may view the proxy statement, this form of proxy and our 2024 Annual Report to Stockholders over the Internet by accessing our website at: https://empirepetroleumcorp.com.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Empire Petroleum Corporation	+

Annual Meeting – June 12, 2025

2200 S. Utica Place, Suite 150

Tulsa, Oklahoma

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael R. Morrisett and Matthew E. Watson, and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Empire Petroleum Corporation to be held on the 12th day of June, 2025, at 10:00 a.m., local time, at 2200 S. Utica Place, Suite 150, Tulsa, Oklahoma, and at any and all adjournments thereof, on all matters coming before said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE MARK, SIGN AND DATE THE PROXY ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side)

C.       Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.
		Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	□